SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 18, 2000


                                MICROGRAFX, INC.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


               Texas                   0-18708               75-1952080
----------------------------    -------------------        --------------
(State of other jurisdiction  (Commission File Number)     (IRS Employer
     incorporation)                                         Identification No.)


8144 Walnut Hill Lane, Suite 1050, Dallas, TX                         75231
---------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:           (469) 232-1000
                                                      ----------------------



-----------------------------------------------------------------------------
(Former name or former address, if changed since last report)



------------------------------------------------------------------------------
------------------------------------------------------------------------------

Item 5.  Other Events

The information set forth in the Registrant's news release dated December 18, 2000 (attached hereto as Exhibit 99) is incorporated herein by reference to such news release.

Item 7. Exhibits

 (c)  Exhibits

     The following documents are filed as exhibits to this report. The exhibit numbers in the exhibit list correspond to the numbers assigned to such exhibits in the Exhibit Table of Item 601 of Regulation S-K.

     99 Text of Press Release dated December 18, 2000 issued by Micrografx, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MICROGRAFX, INC.
                                    (Registrant)



Date:   December 20, 2000           By: /s/ JOHN M. CARRADINE
                                       ----------------------
                                          John M. Carradine,
                                          Chief Financial Officer and Treasurer

                                                                     EXHIBIT 99

Company Press Release

               Micrografx Requests Hearing To Appeal Nasdaq Ruling

Dallas, Texas (December 18, 2000) - Micrografx, Inc. (Nasdaq: MGXI) today announced that the Nasdaq Stock Market ("Nasdaq") has notified the Company that, absent a successful appeal by the Company, its common stock will be removed from listing on the Nasdaq National Market. The Company has been granted an oral hearing from a Nasdaq Listing Qualifications Panel to review the Staff Determination, and has been advised by Nasdaq that pending completion of the appeal process, its stock will continue to be listed on the Nasdaq National Market. The appeal is scheduled for January 18, 2001.

On October 17, 2000, the Company received a Nasdaq Staff Determination that the Company was not in compliance with the minimum $4,000,000 net tangible assets requirement as set forth in Marketplace Rule 4450(a)(3). In response to this determination, on October 31, 2000 the Company submitted for Staff review its plan for regaining compliance with the requirements. On December 11, 2000, the Company was notified by Nasdaq that the plans described by the Company did not provide reasonable assurance that the Company will be able to comply with the continued listing requirements in the near term. As a result, the Company's securities are subject to delisting from the Nasdaq National Market. There can be no assurance that the Panel will grant the Company's request for continued listing. In the event the Panel determines to delist the Company's common stock, the Company will not be notified until the delisting has become effective and the Company would then attempt to have its common stock traded on a different exchange. A delisting of the Company's common stock may have a negative effect on its price and liquidity.

About Micrografx, Inc.

Micrografx is a recognized global leader in providing software, solutions and services enabling customers to improve productivity by graphically visualizing, improving and implementing key business processes. By visualizing and interacting with the data and information associated with these business processes, our customers improve time-to-market, customer satisfaction, and profitability. Key customer initiatives include improving and implementing processes that drive e-business, quality initiatives like Six Sigma(R)*, and key line-of-business applications including supply chain management, interactive parts catalogs and interactive electronic technical manuals. Visit www.micrografx.com for more information or contact 888-744-1210.

*Six Sigma is a registered trademark of Motorola.

Note to Investors: This release, other than historical information, includes forward-looking statements with respect to achieving corporate objectives, strategic direction, advancement of enterprise business, and certain other matters. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: product development, product introductions, licensing agreements, technological change, competition, international operations, changes in distribution channels, seasonality, growth in the enterprise solutions business of the Company, market demand and acceptance of products, the impact of changing economic conditions, fluctuation in foreign currency exchange rates, and others detailed in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and other Securities and Exchange Commission filings. These filings can be obtained by contacting Micrografx Investor Relations.

Contact:
     Micrografx Inc.

     John Carradine, 469/232-1000
     Email: pr@micrografx.com